United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

AZITRA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

January 2, 2026

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders (which we refer to as the “Special Meeting”) of Azitra, Inc., a Delaware corporation (which we refer to as “Azitra,” “we,” “us,” “our,” or the “Company”), to be held on Friday, February 6, 2026 at 11:00 a.m. ET.

The Special Meeting will be held virtually by means of remote communication. Stockholders will be able to attend and listen to the Special Meeting live, submit questions and vote their shares electronically at the Special Meeting from any location that has Internet connectivity. There will be no physical in-person meeting. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the accompanying Proxy Statement.

Attached to this letter are a Notice of Special Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the Special Meeting. We urge you to read this information carefully.

Whether or not you attend the Special Meeting via the Internet, and regardless of the number of shares of Azitra that you own, it is important that your shares be represented and voted at the Special Meeting. Therefore, we urge you to vote your shares of common stock via the Internet, telephone or by promptly marking, dating, signing, and returning the proxy card via mail or fax. Voting over the Internet, telephone, or by written proxy, will ensure that your shares are represented at the Special Meeting.

On behalf of the Board of Directors of Azitra, we thank you for your participation.

Sincerely,

/s/ Francisco D. Salva

Francisco D. Salva

President and Chief Executive Officer

AZITRA, INC.

21 Business Park Drive

Branford, Connecticut 06405

(203) 646-6446

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 6, 2026

A Special Meeting of Stockholders (which we refer to as the “Special Meeting”) of Azitra, Inc., a Delaware corporation (which we refer to as “Azitra,” “we,” “us,” “our,” or the “Company”), will be held on Friday, February 6, 2026 at 11:00 a.m. ET. The Special Meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast. Stockholders will be able to attend and listen to the Special Meeting live, submit questions and vote their shares electronically at the Special Meeting from virtually any location around the world. In order to attend the Special Meeting, you must register in advance at www.proxydocs.com/AZTR prior to the deadline of 5:00 p.m. ET on Wednesday, February 4, 2026. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Special Meeting and will permit you to submit questions.

At the Special Meeting, we will consider and act on the following items of business:

1.	To approve, for purposes of complying with NYSE American Company Guide Section 713(a) and Section 713(b), the issuance of more than 19.99% of the Company’s issued and outstanding shares of common stock, comprised of shares of common stock underlying warrants, pursuant to the securities purchase agreement with Alumni Capital LP, dated November 24, 2025 (the “Stock Issuance Proposal”); and

2.	To adjourn the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes in favor of the foregoing proposal (the “Adjournment Proposal”).

The Proxy Statement accompanying this Notice describes each of these items of business in detail. Only stockholders of record at the close of business on January 2, 2026 are entitled to notice of, to attend, and to vote at, the Special Meeting or any continuation, postponement or adjournment thereof.

To ensure your representation at the Special Meeting, you are urged to submit a proxy to vote your shares of common stock via the Internet, telephone or by promptly marking, dating, signing, and returning the proxy card via mail or email. Voting instructions are provided on the proxy card delivered to you and included in the accompanying Proxy Statement. Any stockholder attending the Special Meeting may vote at the meeting even if he or she previously submitted a proxy. If your shares of common stock are held by a bank, broker or other agent, please follow the instructions from your bank, broker or other agent to have your shares voted.

Sincerely,

/s/ Francisco D. Salva

Francisco D. Salva

President and Chief Executive Officer

Branford, Connecticut

January 2, 2026

TABLE OF CONTENTS

Page

Information about the Special Meeting	1
Questions and Answers About These Proxy Materials and Voting	2
Proposal 1 – Approval of, for purposes of Complying with NYSE American Company Guide Section 713(a) and Section 713(b), the Issuance of More Than 19.99% of our Issued and Outstanding Shares of Common Stock, comprised of shares of Common Stock underlying Warrants, Pursuant to the Securities Purchase Agreement with Alumni Capital LP, dated November 24, 2025	7
Proposal 2 – Approval of an Adjournment of the Special Meeting, if Necessary, to Solicit Additional Proxies if There Are Insufficient Votes in Favor of Proposal 1	10
Security Ownership of Certain Beneficial Owners and Management	11
Other Matters	12

i

AZITRA, INC.

21 Business Park Drive

Branford, Connecticut 06405

(203) 646-6446

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 6, 2026

INFORMATION ABOUT THE SPECIAL MEETING

General

Your proxy is solicited on behalf of the Board of Directors (which we refer to as our “Board”) of Azitra, Inc., a Delaware corporation (which we refer to as “Azitra,” “we,” “us,” “our,” or the “Company”), for use at a Special Meeting of Stockholders (the “Special Meeting”). The Special Meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast. The Special Meeting will be held on Friday, February 6, 2026 at 11:00 a.m. ET, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of Special Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’

Meeting to Be Held Via the Internet

on February 6, 2026 at 11:00 a.m. ET

The Notice of Special Meeting, Proxy Statement, Proxy Card,

and Annual Report on Form 10-K

are available at www.proxydocs.com/AZTR

We intend to mail this Proxy Statement, the Proxy Card and the Notice of Special Meeting on or about January 9, 2026 to all stockholders of record entitled to notice of and to vote at the Special Meeting. If you would like a hard copy of the Notice of Special Meeting, Proxy Statement and Proxy Card for this Special Meeting, or any future stockholder meetings, mailed or emailed to you, please telephone us at (800) 662-5200 or email us at AZTR.info@investor.sodali.com.

On August 20, 2025, the Company effected a 1-for-6.66 reverse stock split of its issued and outstanding common stock (the “Reverse Stock Split”). Unless otherwise indicated, all share numbers herein give effect to the Reverse Stock Split.

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

Our Board is providing these proxy materials to you, and is soliciting the enclosed proxy card, for use at the Special Meeting to be held on Friday, February 6, 2026 at 11:00 a.m. ET, or at any continuation, adjournment or postponement of the meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Special Meeting.

How do I attend the Special Meeting?

The Special Meeting will be held virtually via a live audio webcast on Friday, February 6, 2026 at 11:00 a.m. ET. We believe that a virtual meeting provides expanded stockholder access and participation and improved communications, while affording stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the Special Meeting and ask questions in accordance with the rules of conduct for the meeting.

You are entitled to attend and participate in the Special Meeting if you were a stockholder as of the close of business on January 2, 2026, the record date for determining stockholders entitled to notice of and to vote at the Special Meeting, or hold a valid proxy from a stockholder of record as of the record date.

In order to attend the Special Meeting, you must register in advance at www.proxydocs.com/AZTR prior to the deadline of 5:00 p.m. ET on Wednesday, February 4, 2026. The meeting webcast will begin promptly at 11:00 a.m. ET on Friday, February 6, 2026. Online check-in will begin approximately 15 minutes before then and we encourage you to allow ample time for check-in procedures.

If you hold your shares of common stock as a record holder (that is, your shares are registered in your name), you can register to attend the Special Meeting at www.proxydocs.com/AZTR by using the control number found on your proxy card prior to the deadline of 5:00 p.m. ET on Wednesday, February 4, 2026. If you hold your shares of common stock as a record holder, you will be able to vote your shares at the Special Meeting provided you register on a timely basis. However, if you hold your shares in “street name,” (that is, the shares you beneficially own are held of record by a broker, bank or other nominee on your behalf) in order to vote your shares at the Special Meeting you will need to follow the procedures set forth in the section “How do I vote at the Special Meeting?” below.

Information on how to vote at the Special Meeting is discussed below.

How do I vote at the Special Meeting?

Only stockholders of record at the close of business on January 2, 2026 will be entitled to vote at the Special Meeting. On this record date, there were 10,740,697 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If as of the close of business on January 2, 2026, the record date for determining stockholders entitled to notice of and to vote at the meeting, your shares were registered directly in your name with our transfer agent, VStock Transfer, LLC, then you are a stockholder of record as of the record date and you may vote online at the virtual meeting (provided you register on a timely basis) or submit a proxy to vote through the Internet or telephonically or by using the proxy card delivered to you. Whether or not you plan to attend the Special Meeting, we urge you to submit a proxy to vote your shares to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If as of the close of business on January 2, 2026, the record date for determining stockholders entitled to notice of and to vote at the meeting, your shares were not registered directly in your name with our transfer agent, but were rather held in an account at a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the proxy materials are being forwarded to you by that organization. As a beneficial owner, you have the right to direct your bank, broker or other nominee regarding how to vote the shares in your account. Shares held beneficially in street name may be voted electronically at the Special Meeting only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares and email the legal proxy to www.dsmsupport@betanxt.com by 11:59 p.m. ET on Thursday, February 5, 2026. You must also register to vote at the Special Meeting prior to the deadline of 5:00 p.m. ET on Wednesday, February 4, 2026.

Additional information regarding the rules and procedures for participating in the Special Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website. We will also post a recording of the meeting on our investor relations website, which will be available for replay following the meeting for 60 days.

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What am I voting on?

There are two matters scheduled for a vote:

●	Proposal 1 – Approval, for purposes of complying with NYSE American Company Guide Section 713(a) and Section 713(b), of the issuance of more than 19.99% of our issued and outstanding shares of common stock, comprised of shares of common stock underlying warrants, pursuant to the Securities Purchase Agreement with Alumni Capital LP, dated November 24, 2025 (the “Purchase Agreement”); and

●	Proposal 2 – To adjourn the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes in favor of the foregoing proposal.

You may either vote “For” or “Against” the proposals, or “Abstain.”

YOUR VOTE IS VERY IMPORTANT. You should submit a proxy to vote your shares of common stock via the Internet, by telephone, or by promptly marking, dating, signing, and returning the enclosed proxy card via mail, even if you plan to attend the Special Meeting. If you properly give your proxy and timely submit it to us, one of the individuals named as your proxy will vote your shares as you have directed. Any stockholder of record as of the record date attending the Special Meeting may vote in person even if he or she previously submitted a proxy.

All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically, telephonically and in writing) received before the polls are closed at the Special Meeting, and not validly revoked or superseded, will be voted at the Special Meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a proxy, your shares will be voted as follows:

●	“FOR” the approval of, for purposes of complying with NYSE American Company Guide Section 713(a) and Section 713(b), the issuance of more than 19.99% of our issued and outstanding shares of common stock, comprised of shares of common stock underlying warrants, pursuant to the Purchase Agreement with Alumni Capital LP; and

●	“FOR” the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes in favor of the foregoing proposal.

What if another matter is properly brought before the meeting?

Under our Second Amended and Restated Bylaws, as amended (“Bylaws”), only such business as shall have been included in the notice of a special meeting of stockholders may be brought before the Special Meeting. Accordingly, no matters other than Proposals 1 and 2, each of which was included in the Notice of Special Meeting will be considered at the Special Meeting.

How can I vote my shares without attending the Special Meeting?

You do not have to attend the Special Meeting in order to vote your shares. You may submit a proxy to vote your shares prior to the Special Meeting as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may submit a proxy to vote your shares through the Internet, by telephone or by using the proxy card delivered to you. Whether or not you plan to attend the meeting, we urge you to submit a proxy to vote your shares to ensure your vote is counted. You may still attend the meeting and vote online at the virtual meeting even if you have already voted by proxy.

●	To submit a proxy to vote your shares through the Internet, go to www.proxypush.com/AZTR to complete an electronic proxy card. You will be asked to provide the control number from the proxy card delivered to you.

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●	To submit a proxy to vote your shares using the proxy card that may be delivered to you, simply complete, sign, and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.
●	To submit a proxy to vote your shares telephonically, please call the toll-free number listed on your proxy card and follow the instructions provided.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received proxy materials containing voting instructions from that organization rather than from Azitra. Simply follow the voting instructions in the proxy materials to ensure that your vote is counted. If you are a beneficial owner of shares, you may vote online at the virtual Special Meeting by obtaining a valid legal proxy from your broker, bank or nominee that holds your shares giving you the right to vote the shares and email the legal proxy to www.dsmsupport@betanxt.com by 11:59 p.m. on Thursday, February 5, 2026. You must also register to vote at the Special Meeting prior to the deadline of 5:00 p.m. ET on Wednesday, February 4, 2026.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on January 2, 2026.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not submit a proxy to vote through the Internet, by telephone or by completing the proxy card delivered to you, and you do not vote your shares virtually at the Special Meeting, your shares will not be counted for purposes of the establishment of a quorum or voted at the Special Meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank, or other nominee how to vote your shares, your broker, bank, or other agent may still be able to vote your shares at its discretion on certain “routine” matters. In this regard, under the rules of the New York Stock Exchange, or NYSE, brokers, banks, and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters.

Both the Stock Issuance Proposal (Proposal 1) and the Adjournment Proposal (Proposal 2) are considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares with respect to either proposal in the absence of your voting instructions.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

●	“FOR” the approval of, for purposes of complying with the NYSE American Company Guide Section 713(a) and Section 713(b), the issuance of more than 19.99% of our issued and outstanding shares of common stock, comprised of shares of common stock underlying warrants, pursuant to the Purchase Agreement with Alumni Capital LP; and

●	“FOR” the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes in favor of the foregoing proposal.

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Who is paying for this proxy solicitation?

Our Board is soliciting proxies for the Special Meeting from our stockholders. We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

We have also retained Sodali & Co, a proxy solicitation firm, to perform various solicitation services via phone and email in connection with the Special Meeting. We will pay Sodali & Co a fee not to exceed $10,000, plus phone and other related expenses, in connection with its solicitation services. We have also agreed to indemnify Sodali & Co against certain claims.

Whom You Should Call with Questions?

If you have further questions, you may contact the Company’s proxy solicitor, Sodali & Co, at:

Sodali & Co

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Telephone: (800) 662-5200

Banks and brokers: (203) 658-9400

Email: AZTR.info@investor.sodali.com

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each set of proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.
●	You may grant a subsequent proxy through the Internet.
●	You may submit a proxy to vote by telephone at a later time.
●	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 21 Business Park Drive, Branford, Connecticut 06405. Such notice will be considered timely if it is received by us prior to the opening of the polls at the Special Meeting.
●	You may virtually attend the Special Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or Internet or telephonic proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your bank, broker or other nominee, you should follow the instructions provided by your broker, bank or other nominee.

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How are votes counted?

Votes will be counted by the inspector of elections appointed for the Special Meeting. Votes will be counted by the inspector of elections for Proposal 1 and Proposal 2 as votes “For,” “Against,” “Abstain” and, if applicable, broker non-votes.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

●	Stock Issuance Proposal (Proposal 1). The affirmative vote of the holders of a majority of the votes cast by stockholders entitled to vote on the Stock Issuance Proposal is required for approval and adoption of such proposal. Abstentions will not be counted as votes cast “For” or “Against” this proposal. Brokers will not have discretionary authority to vote on the Stock Issuance Proposal. Any broker non-votes in connection with the Stock Issuance Proposal will not be counted as votes cast “For” or “Against” the Stock Issuance Proposal.

●	Adjournment Proposal (Proposal 2). The affirmative vote of a majority of the votes cast at the Special Meeting with respect to such matter by the holders of our common stock as of the record date. Abstentions will not be counted as votes cast “For” or “Against” this proposal. Brokers will not have discretionary authority to vote on the Adjournment Proposal. Any broker non-votes in connection with the Adjournment Proposal will not be counted as votes cast “For” or “Against” the Adjournment Proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if shares representing 33 1/3% of the common stock outstanding and entitled to vote are present at the Special Meeting virtually or represented by proxy. On the record date, there were 10,740,697 shares of common stock outstanding and entitled to vote. Thus, the holders of 3,580,233 shares must be present virtually or represented by proxy at the Special Meeting to have a quorum.

Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or the stockholders so present, by a majority in voting power thereof, may adjourn the Special Meeting to another date until a quorum is present or represented.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

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PROPOSAL 1

APPROVAL OF, FOR PURPOSES OF COMPLYING WITH NYSE AMERICAN COMPANY GUIDE SECTION 713(a) AND 713(b), THE ISSUANCE OF MORE THAN 19.99% OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK, COMPRISED OF SHARES OF COMMON STOCK UNDERLYING WARRANTS, PURSUANT TO THE SECURITIES PURCHASE AGREEMENT WITH ALUMNI CAPITAL LP, DATED NOVEMBER 24, 2025

General

We are asking stockholders to approve the sale and issuance of more than 19.99% of our outstanding shares of our common stock, comprised of shares of common stock underlying warrants, pursuant to that Securities Purchase Agreement entered into with Alumni Capital LP (“Alumni Capital”) on November 24, 2025.

Alumni Capital Securities Purchase Agreement

On November 24, 2025, the Company entered into the Purchase Agreement with Alumni Capital pursuant to which the Company agreed to issue and sell to Alumni Capital in a private placement offering (the “Offering”) an aggregate of (i) 535,759 shares (the “Shares”) of common stock of the Company, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 4,151,741 shares of common stock (the “Pre-Funded Warrant Shares”) at an exercise price of $0.0001 per Pre-Funded Warrant, and (iii) common stock purchase warrants (the “Common Stock Purchase Warrants,” and together with the Pre-Funded Warrants, the “Warrants”) to purchase up to an aggregate of 4,687,500 shares of common stock (the “Common Stock Purchase Warrant Shares,” and together with Pre-Funded Warrant Shares, the “Warrant Shares”) at an exercise price of $0.32 per Common Stock Purchase Warrant. The Offering price was $0.32 per share of common stock or Pre-Funded Warrant and accompanying Common Stock Purchase Warrant (the “Offering Price”).

The Pre-Funded Warrants are immediately exercisable and do not expire until exercised in full. The Common Stock Purchase Warrants are exercisable upon stockholder approval of the issuance of more than 19.99% of our issued and outstanding shares of common stock immediately prior to execution of the Purchase Agreement and will expire on the five-year anniversary of the effective date of stockholder approval. Pursuant to the Purchase Agreement, we have agreed to use our reasonable best efforts to obtain stockholder approval. If we do not obtain stockholder approval at the Special Meeting, we are obligated to call a meeting of stockholders every four months thereafter to seek stockholder approval until the earlier of the date on which stockholder approval is obtained or the Warrants are no longer outstanding.

The Offering closed on November 25, 2025, resulting in aggregate gross proceeds to the Company of approximately $1.5 million, before deducting the placement agent fees and related Offering expenses. Additionally, if Alumni Capital exercises its Warrants for cash in full following stockholder approval, the Company will receive additional gross proceeds of approximately $1.5 million.

We are submitting this Proposal 1 to you in order to obtain the requisite stockholder authorization in accordance with the requirements of the Purchase Agreement and New York Stock Exchange American (“NYSE American”) Company Guide Section 713(a) and Section 713(b) to issue shares of our common stock to Alumni Capital in excess of 19.99% of our outstanding shares of common stock, comprised of shares of common stock underlying Warrants, as of the date of the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties of the Company, customary conditions to closing, and termination provisions. Pursuant to the terms of the Purchase Agreement, for 60 days from the closing of the Purchase Agreement, subject to certain exceptions, the Company may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents, or file any registration statement or any amendment or supplement thereto. Additionally, from the date of the Purchase Agreement until February 26, 2027, upon any issuance by the Company of common stock or common stock equivalents for cash consideration, debt, or a combination of thereof (a “Subsequent Financing”), Alumni Capital shall have the right to participate up to an amount of the Subsequent Financing equal to an aggregate of 25% of the Subsequent Financing.

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Under the terms of the Warrants, Alumni Capital will not have the right to exercise any portion of the Warrants if Alumni Capital (together with its affiliates) would beneficially own in excess of 4.99% of the number of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage of ownership is determined in accordance with the terms of the Warrants. However, upon notice from Alumni Capital to the Company, Alumni Capital may increase the beneficial ownership limitation to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise of the Warrants.

In connection with the Offering, on November 24, 2025, the Company entered into the Placement Agency Agreement with Maxim Group LLC, as sole placement agent (the “Placement Agent”), pursuant to which the Company engaged the Placement Agent as the exclusive placement agent in connection with the Offering. Pursuant to the Placement Agency Agreement and as consideration for the Placement Agent’s services thereunder, the Company agreed to: (i) pay a cash fee equal to 7.0% of the aggregate gross proceeds received by the Company from the sale of the securities in the Offering; (ii) issue the warrants (the “Placement Agent Warrants”) to purchase up to 187,500 shares of common stock (the “Placement Agent Warrant Shares”), equal to 4.0% of the total number of securities sold in the Offering, at an exercise price equal to $0.40, or 125% of the Offering Price; and (iii) reimburse the Placement Agent for certain out of pocket expenses, including the reasonable fees of legal counsel, in an amount not to exceed $50,000. The Placement Agent Warrants are exercisable on the six-month anniversary of the issuance date and expire on the five-year anniversary of the commencement of the Offering. If the Placement Agent exercises its Placement Agent Warrants for cash in full, the Company will receive additional gross proceeds of approximately $75,000. The Placement Agency Agreement also contains representations, warranties, and indemnification and other provisions customary for transactions of this nature.

The Shares, Warrants, Warrant Shares, Placement Agent Warrants and Placement Agent Warrant Shares were offered in reliance upon the exemption from the registration requirement of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws.

Concurrently with entering into the Purchase Agreement and the Placement Agency Agreement, on November 24, 2025, the Company and Alumni Capital entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to file a registration statement (the “Resale Registration Statement”), within 20 days, providing for the resale by Alumni Capital of the Shares and Warrant Shares and to have such registration statement declared effective within 60 days (or 90 days, if the Securities and Exchange Commission (the “Commission”) conducts a full review), and to maintain the effectiveness of such registration statement until all securities registered pursuant to the Resale Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. Pursuant to the Placement Agent Warrant, the Placement Agent is entitled to certain demand and piggyback registration rights. To satisfy its contractual obligations, the Company filed the Resale Registration Statement on Form S-1 on December 10, 2025 which was declared effective by the Commission on December 15, 2025.

Under the applicable rules of the NYSE American, in no event may we issue more than 2,030,782 Shares, representing 19.99% of the shares of common stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”) to Alumni Capital under the Purchase Agreement, unless we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap.

Additional information with respect to the Purchase Agreement, Placement Agency Agreement, and Registration Rights Agreement is contained in our Current Report on Form 8-K filed with the Commission on November 25, 2025. The discussion herein relating to the Purchase Agreement, Placement Agency Agreement, and Registration Rights Agreement is qualified in its entirety by reference to the transaction documents filed as exhibits to such Form 8-K.

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Reasons for Stockholder Approval

Our common stock is listed on the NYSE American, and, as such, we are subject to the applicable rules of the NYSE American LLC, including Section 713(a) of the NYSE American Company Guide, which requires stockholder approval of a transaction, other than a public offering, involving the sale, issuance or potential issuance by an issuer of common stock at a price less than the greater of book or market value which together with sales by officers, directors or principal stockholders of the issuer equals 20% or more of presently outstanding common stock (the “NYSE 20% Rule”). NYSE American Company Guide Section 713(b) requires a company listed on the NYSE American to obtain stockholder approval prior to an issuance of securities that will result in a “change of control” of the company. Although NYSE American has not adopted any rule as to what constitutes a “change of control,” a change of control may be deemed to occur when an investor or investor group acquires or has the right to acquire 20% or more of a company’s outstanding common stock or voting power and such ownership or voting power would be the largest ownership position. Accordingly, to comply with the Exchange Cap discussed above, the NYSE 20% Rule, and Section 713(b) we are seeking stockholder approval of the issuance of shares of our common stock in excess of the Exchange Cap pursuant to the Purchase Agreement. Effectively, stockholder approval of this Proposal 1 is one of the conditions for the Company to receive up to an additional $1.5 million in gross proceeds upon the exercise of Warrants, if exercised for cash in full. As a result of the foregoing, to fully realize the anticipated benefits of the Offering and provide us with the most flexibility to raise additional capital, we are seeking stockholder approval of the elimination of the Exchange Cap under the Purchase Agreement, in accordance with the NYSE 20% Rule and Section 713(b).

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the Offering, as the Offering has already been completed. We are only asking for approval to issue shares of common stock issuable upon exercise of the Warrants in excess of the Exchange Cap.

Reasons for Transaction

The Board has determined that the Purchase Agreement is advisable and in the best interests of the Company and its stockholders because it provides the Company with a reliable source of capital from an institutional investor familiar with the Company at a relatively lower cost compared to other sources.

Effect of the Proposal

In the event that our stockholders approve this Proposal 1 at the Special Meeting, the Exchange Cap will be eliminated and Alumni Capital will have the option to exercise its Warrants for cash in full. This would result in the Company receiving an additional $1.5 million in gross proceeds, increasing the amount of gross proceeds raised in the Offering to approximately $3.0 million. As a result, the Company would have more flexibility to pursue its business growth objectives.

The failure of our stockholders to approve Proposal 1 may materially adversely affect the Company’s future ability to raise equity and also risks significantly impairing the operations, assets and ongoing viability of the Company. Our existing cash and cash equivalents and short-term investments (including the proceeds of recent financings) will not be sufficient to fund our operating expenses and capital expenditure requirements through the next twelve months. If we are not able to raise additional capital in the very near-term, it is likely that we will have to delay, reduce or eliminate significant portions of our development and other efforts relating to our products, which could, among other things, negatively impact our revenue opportunities. We also may have to reduce marketing or other resources devoted to our products or cease operations entirely. Any of these factors could have a material adverse effect on our financial condition, operating results and business. The Company has already raised approximately $1.5 million in gross proceeds from the Offering, before giving effect to any beneficial ownership limitations contained in the Purchase Agreement. If the Warrants cannot be exercised, we will not receive any portion of the approximately $1.5 million in additional gross proceeds we would be entitled to if the Warrants are exercised for cash in full. Loss of these potential funds could jeopardize our ability to execute our business plan or fund our operations and if we are not able to raise sufficient additional capital in the very near term to fund our operations, we may need to curtail or cease operations and seek protection by filing a voluntary petition for relief under the United States Bankruptcy Code. In addition, we may incur substantial additional costs and expenses because we are contractually obligated to hold additional stockholder meetings until the earlier of the date on which stockholder approval is obtained or the Warrants are no longer outstanding.

Each additional share of common stock that would be issuable to Alumni Capital upon exercise of the Warrants would have the same rights and privileges as each share of our currently authorized common stock. In addition, upon exercise of the Warrants, the additional shares that we would issue to Alumni Capital would result in greater dilution to existing stockholders and could result in a decline in our stock price or greater price volatility.

Interests of Directors and Executive Officers

None of our directors or executive officers have a substantial interest, direct or indirect, in the matters set forth in this Proposal 1.

Vote Required

The affirmative vote of the holders of a majority of the votes cast by stockholders entitled to vote on Proposal 1 is required for the approval and adoption of such proposal. Abstentions will not be counted as votes cast “For” or “Against” this proposal. Brokers will not have discretionary authority to vote on Proposal 1. Any broker non-votes in connection with Proposal 1 will not be counted as votes cast “For” or “Against” such proposal.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ISSUANCE OF MORE THAN 19.99% OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK, COMPRISED OF SHARES OF COMMON STOCK UNDERLYING WARRANTS, PURSUANT TO THE SECURITIES PURCHASE AGREEMENT WITH ALUMNI CAPITAL LP, DATED NOVEMBER 24, 2025.

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PROPOSAL 2

APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES IN FAVOR OF PROPOSAL 1

General

As described above, our Board has recommended the approval of the Stock Issuance Proposal. In furtherance of this recommendation, the Company is asking its stockholders to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes in favor of the Stock Issuance Proposal.

Vote Required

Proposal 2, to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes in favor of Proposal 1, requires the affirmative vote of a majority of the votes cast at the Special Meeting with respect to such matter by the holders of our common stock as of the record date. Abstentions and broker non-votes, if any, will not be counted as votes “For” or “Against” this Proposal.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES IN FAVOR OF PROPOSAL 1.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 2, 2026 by:

●	Each person who is known by us to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

●	Each of our directors and executive officers; and

●	All directors and executive officers as a group.

The beneficial ownership of each person was calculated based on 10,740,697 shares of common stock issued and outstanding as of January 2, 2026. The Commission has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he or she owns it, but also if he or she has the power (solely or shared) to vote, sell or otherwise dispose of the share. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days, pursuant to the exercise of options or warrants or the conversion of notes, debentures or other indebtedness, and the currently exercisable options and warrants in the table below include all options and warrants of the reporting person exercisable within the 60-day period following January 2, 2026. Two or more persons might count as beneficial owners of the same share.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Azitra, Inc., 21 Business Park Drive, Branford, Connecticut 06405.

Name of Director and Named Executive Officer	Number of Shares	Percentage Owned
Francisco D. Salva(1)	21,317	*
Norman Staskey(2)	4,646	*
Travis Whitfill(3)	7,713	*
Barbara Ryan(4)	903	*
John Schroer(5)	903	*
Directors and executive officers, as a group (5 persons)	35,482	*

Five Percent Holders
Alumni Capital LP(6)	1,132,622	9.99%

* Less than 1%.

(1)	Includes 19,626 shares issuable upon exercise of currently exercisable options.
(2)	Includes 4,408 shares issuable upon exercise of currently exercisable options.
(3)	Includes 7,412 shares issuable upon exercise of currently exercisable options.
(4)	Includes 903 shares issuable upon exercise of currently exercisable options.
(5)	Includes 903 shares issuable upon exercise of currently exercisable options.
(6)	The information is based on a Schedule 13G/A filed with the Commission on December 19, 2025, reporting ownership of shares of common stock as of November 25, 2025. Amount reported represents shares of our common stock held by Alumni Capital LP, Alumni Capital GP LLC, and Ashkan Mapar (the “Reporting Persons”) which have shared voting power and shared dispositive power over 1,132,622 shares of common stock. The address for the Reporting Persons is 601 Brickell Key Dr., Suite 700, Miami, Florida 33131.

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OTHER MATTERS

Stockholder List

A list of stockholders eligible to vote at the Special Meeting will be available for inspection, for any purpose germane to the Special Meeting, at the principal executive office of the Company during regular business hours for a period of no less than 10 days prior to the Special Meeting.

Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

Householding of Proxy Materials

The Commission has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Azitra, Inc., 21 Business Park Drive, Branford, Connecticut 06405, Attention: Investor Relations, or contact Investor Relations by telephone at (203) 646-6446. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Incorporation by Reference

We file annual and quarterly reports and other reports and information with the Commission. These reports and other information can be accessed at the Commission’s website at www.sec.gov. Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act, or the Exchange Act, which might incorporate future filings made by us under those statutes, the preceding Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than our proxy statement, notice and form of proxy, is not part of the proxy soliciting materials and is not incorporated herein by reference.

By Order of the Board of Directors

/s/ Francisco D. Salva
Francisco D. Salva
President and Chief Executive Officer

Branford, Connecticut

January 2, 2026

A copy of the Company’s Annual Report on Form 10-K filed with the Commission on February 24, 2025 is available without charge upon written request to: Corporate Secretary, Azitra, Inc., 21 Business Park Drive, Branford, Connecticut 06405.

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azitra

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Azitra, Inc.

Special Meeting of Stockholders

For Stockholders of record as of January 2, 2026

Friday, February 6, 2026 11:00 AM, Eastern Time

Special Meeting to be held live via the Internet - please visit www.proxydocs.com/AZTR for information.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 11:00 AM, Eastern Time, February 6, 2026.

Internet:
www.proxypush.com/AZTR
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-362-3421
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:
You must register to attend the meeting online and/or participate at www.proxydocs.com/AZTR

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Francisco D. Salva and Travis Whitfill (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Azitra, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved azitra

Azitra, Inc. Special Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

You must register to attend the meeting online and/or participate at www.proxydocs.com/AZTR

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date